Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 21st day of March, 2012, by and among DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership (“Borrower”), DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation (“REIT”), the parties executing below as Subsidiary Guarantors (the “Subsidiary Guarantors”; REIT and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent and certain of the Lenders entered into that certain Credit Agreement dated as of May 6, 2010, as amended by that certain First Amendment to Credit Agreement dated as of February 4, 2011 (as amended, the “Credit Agreement”); and

WHEREAS, Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Credit Agreement; and

WHEREAS, contemporaneously herewith MIHI LLC is no longer a Lender under the Credit Agreement; and

WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2. Modification of the Credit Agreement. Borrower, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:

(a) By deleting in their entirety the definitions of “Delinquent Lender” and “Insolvent/Seized Lender” in §1.1 of the Credit Agreement;

(b) By deleting in their entirety the definitions of “Applicable Margin”, “Commitment Increase”, “Development Property”, “Interest Period”, “Material Subsidiary”, “Maturity Date”, “Required Lenders”, “Revolving Credit Loan or Loans”, “Swing Loan Commitment” and “Total Commitment” in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“Applicable Margin. (a) On any date, the Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be a percentage per annum as set forth below based on the ratio of the Consolidated Total Indebtedness to the Borrower’s Gross Asset Value:

Pricing Level	Ratio	LIBOR Rate Loans	Base Rate Loans

Pricing Level 1	Less than or equal to 35%	1.85%	0.85%

Pricing Level 2	Greater than 35% but less than or equal to 40%	2.00%	1.00%

Pricing Level 3	Greater than 40% but less than or equal to 45%	2.15%	1.15%

Pricing Level 4	Greater than 45% but less than or equal to 52.5%	2.30%	1.30%

Pricing Level 5	Greater than 52.5%	2.50%	1.50%

The initial Applicable Margin shall be at Pricing Level 1. At such time as this subparagraph (a) is applicable, the Applicable Margin for each Base Rate Loan shall be determined by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value in effect from time to time, and the Applicable Margin for any Interest Period for all LIBOR Rate Loans comprising part of the same borrowing shall be determined by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value in effect on the first (1st) day of such Interest Period. The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by REIT to the Agent of the Compliance Certificate after the end of a calendar quarter. In the event that REIT shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 5 until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate.

(b) From and after the date that Agent first receives written notice from REIT or Borrower that Borrower has first obtained an Investment Grade Rating, the Applicable Margin shall mean, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below:

Pricing Level	Credit Rating Level	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans

I	Credit Rating Level 1	1.05%	0.05%

II	Credit Rating Level 2	1.20%	0.20%

Pricing Level	Credit Rating Level	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans

III	Credit Rating Level 3	1.35%	0.35%

IV	Credit Rating Level 4	1.50%	0.50%

V	Credit Rating Level 5	2.10%	1.10%

At such time as this subparagraph (b) is applicable, the Applicable Margin for each Base Rate Loan shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Margin for any Interest Period for all LIBOR Rate Loans comprising part of the same borrowing shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however that no change in the Applicable Margin resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three (3) Business Days after the date on which the Agent receives written notice of the application of the Credit Rating Levels or a change in such Credit Rating Level. From and after the first date that the Applicable Margin is based on Borrower’s Investment Grade Rating pursuant to this subparagraph (b), the Applicable Margin shall no longer be calculated by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value (provided that any accrued interest payable at the Applicable Margin determined by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value prior to such date shall be payable as provided in §2.6).

Commitment Increase. An increase in the Total Commitment to not more than $400,000,000.00 pursuant to §2.11.

Development Property. Real Estate owned or acquired by the Borrower or any of its Subsidiaries for which Borrower or its Subsidiary has obtained the necessary permits (including a building permit to permit construction) and on which the Borrower or any of its Subsidiaries is actively pursuing construction only of one or more buildings for use as a Data Center Property and for which construction is proceeding to completion without undue delay from permit delay or denial, construction delays or otherwise, all pursuant to the ordinary course of business of the Borrower or such Subsidiary. Notwithstanding the foregoing, any such property will no longer be considered to be a Development Property at the earlier of (i) the point at which such property’s Capitalized Value exceeds its GAAP book value or (ii) twenty-four (24) months following substantial completion of construction of the improvements related to such development (excluding tenant improvements), and shall thereafter be considered a Stabilized Property for the purposes of the calculation of Gross Asset Value and Unencumbered Asset Value, as applicable. Each individual phase of a given development will be considered a separate and distinct Development Property for purposes of this definition.

Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one, two, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;

(ii) if the Borrower shall fail to give notice as provided in §4.1, the Borrower shall be deemed to have requested a continuation of the affected LIBOR Rate Loan as a LIBOR Rate Loan on the last day of the then current Interest Period with respect thereto as provided in and subject to the terms of §4.1(c);

(iii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and

(iv) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

Material Subsidiary. Any Subsidiary of the Borrower which is (a) a direct or indirect owner of an asset included in determining the Unencumbered Asset Value or (b) a guarantor of or otherwise liable with respect to any other Unsecured Debt of the REIT, the Borrower or any of their respective Subsidiaries (other than any of such Subsidiaries that are not organized under the laws of any political subdivision of the United States and which are not borrowers, guarantors or otherwise liable with respect to any Unsecured Debt of REIT, Borrower or any of their respective Subsidiaries which are organized under the laws of any political subdivision of the United States). Notwithstanding the foregoing, Xeres Ventures LLC, Yak Ventures LLC and Alshain Ventures LLC shall not be deemed to be Material Subsidiaries so long as such Subsidiaries do not guarantee any Unsecured Debt.

Maturity Date. March 21, 2016, as such date may be extended as provided in §2.12, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Required Lenders. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 7/10 percent (66.7%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders.

Revolving Credit Loan or Loans. An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of $225,000,000.00 (subject to increase as provided in §2.11) to be made by the Lenders hereunder as more particularly described in §2. Without limiting the foregoing, Revolving Credit Loans shall also include Revolving Credit Loans made pursuant to §2.10(f).

Swing Loan Commitment. The sum of $35,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of the date of this Agreement, the Total Commitment is Two Hundred Twenty-Five Million and No/100 Dollars ($225,000,000.00). The Total Commitment may increase in accordance with §2.11.”

(c) By inserting the following definitions in §1.1 of the Credit Agreement, in the appropriate alphabetical order:

“Collateral Account. A special deposit account established by the Agent pursuant to §12.6 and under its sole dominion and control.

Credit Rating. As of any date of determination, the higher of the credit ratings (or their equivalents) then assigned to Borrower’s long-term senior unsecured non-credit enhanced debt by either of the Rating Agencies. A credit rating of BBB- from S&P is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P is equivalent to a credit rating of Baa2 from Moody’s and vice versa. A credit rating of BBB+ from S&P is equivalent to a credit rating of Baa1 by Moody’s and vice versa. A credit rating of A- from S&P is equivalent to a credit rating of A3 from Moody’s and vice versa. It is the intention of the parties that if Borrower shall only obtain a credit rating from one of the Rating Agencies without seeking a credit rating from the other of the Rating Agencies, the Borrower shall be entitled to the benefit of the Credit Rating Level for such credit rating. If Borrower shall have obtained a credit rating from both of the Rating Agencies, the higher of the two ratings shall control, provided that the lower rating for such Person is only one level below that of the higher rating. If the lower rating for such Person is more than one level below that of the higher credit rating for such Person, the operative rating would be deemed to be one rating level higher than the lower of the two ratings. In the event that Borrower shall have obtained a credit rating from either or both of the Rating Agencies and shall thereafter lose such rating or ratings (whether as a result of withdrawal, suspension, election to not obtain a rating, or otherwise) from such Rating Agencies and as a result does not have a credit rating from any Rating Agency, Borrower shall be deemed for the purposes hereof not to have a credit rating. Notwithstanding anything to the contrary contained herein, if at any time neither of the Rating Agencies shall perform the functions of a securities rating agency, then the Borrower and the Agent shall promptly negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency being replaced), and pending such amendment, the Credit Rating of any Rating Agency in effect immediately prior to such time, shall continue to apply, provided that the designation of such replacement agency and such amendment are completed within thirty (30) days of such event, and if not so completed within such thirty (30) day period, Credit Rating Level 5 shall be the applicable Credit Rating Level until such time as Borrower obtains a Credit Rating from a Rating Agency.

Credit Rating Level. One of the following five pricing levels, as applicable, and provided, further, that, from and after the time that Agent receives written notice that Borrower has first obtained an Investment Grade Rating, during any period that Borrower has no Credit Rating Level, Credit Rating Level 5 shall be the applicable Credit Rating Level:

“Credit Rating Level 1” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to A- by S&P or A3 by Moody’s;

“Credit Rating Level 2” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB+ by S&P or Baa1 by Moody’s and Credit Rating Level 1 is not applicable;

“Credit Rating Level 3” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB by S&P or Baa2 by Moody’s and Credit Rating Levels 1 and 2 are not applicable;

“Credit Rating Level 4” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P or Baa3 by Moody’s and Credit Rating Levels 1, 2 and 3 are not applicable; and

“Credit Rating Level 5” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P or Baa3 by Moody’s or there is no Credit Rating.

Defaulting Lender. Any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within two (2) Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) (i) has notified the Borrower, the Agent or any Lender that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect with respect to its funding obligations under other agreements generally in which it commits to extend credit, unless with respect to this clause (b), such notice or public statement relates to such Lender’s obligation to fund a Revolving Credit Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notice or public statement) cannot be satisfied, (c) has failed, within two (2) Business Days after request by the Agent or the Borrower, to confirm in a manner reasonably satisfactory to the Agent and the Borrower that it will comply with its funding obligations; provided that, notwithstanding the provisions of §2.13, such Lender shall cease to be a Defaulting Lender upon the Agent’s and Borrower’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority (including any agency, instrumentality, regulatory body, central bank or other authority) so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person). Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.13(g)) upon delivery of written notice of such determination to the Borrower and each Lender.

Facility Fee. See §2.3(b).

FATCA. Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations promulgated thereunder or official interpretations thereof.

Fronting Exposure. At any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof and (b) with respect to the Swing Loan Lender, such Defaulting Lender’s Commitment Percentage of Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swing Loan Lender shall have been provided in accordance with the terms hereof.

Investment Grade Rating. A Credit Rating of BBB- or better by S&P or Baa3 or better by Moody’s.

Non-Defaulting Lender. At any time, any Lender that is not a Defaulting Lender at such time.

Rating Agencies. S&P, Moody’s and any substitute rating agency appointed by the Borrower and the Agent pursuant to the definition of “Credit Rating”, collectively, and Rating Agency means either S&P, Moody’s or such substitute rating agency.

Second Amendment Date. March 21, 2012.

Unused Fee. See §2.3(a).”

(d) By deleting in its entirety §2.3 of the Credit Agreement, and inserting in lieu thereof the following:

“§2.3 Unused Fee; Facility Fee.

(a) The Borrower agrees to pay to the Agent for the account of the Lenders that are Non-Defaulting Lenders in accordance with their respective Commitment Percentages an unused fee (the “Unused Fee”) calculated at the rate per annum as set forth below on the average daily amount by which the Total Commitment exceeds the outstanding principal amount of Revolving Credit Loans, Swing Loans and the face amount of Letters of Credit Outstanding during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date, subject to §2.3(b). The Unused Fee shall be calculated for each day based on the ratio (expressed as a percentage) of (a) the average daily amount of the outstanding principal amount of the Revolving Credit Loans and Swing Loans and the face amount of Letters of Credit Outstanding during such quarter to (b) the Total Commitment, and if such ratio is less than fifty percent (50%), the Unused Fee shall be payable at the rate of 0.35%, and if such ratio is equal to or greater than fifty percent (50%), the Unused Fee shall be payable at the rate of 0.25%. The Unused Fee shall be payable quarterly in arrears on the first (1st) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in §2.4, with a final payment on the Maturity Date.

(b) From and after the date that Agent receives written notice that Borrower has first obtained an Investment Grade Rating, the Unused Fee shall no longer accrue (but any accrued Unused Fee shall be payable as provided in §2.3(a)), and from and thereafter, the Borrower agrees to pay to the Agent for the account of the Lenders that are Non-Defaulting Lenders in accordance with their respective Commitment Percentages a facility fee (the “Facility Fee”) calculated at the rate per annum set forth below based upon the applicable Credit Rating Level on the Total Commitment:

Credit Rating Level	Facility Fee Rate

Credit Rating Level 1	0.20%

Credit Rating Level 2	0.25%

Credit Rating Level 3	0.30%

Credit Rating Level 4	0.35%

Credit Rating Level 5	0.40%

The Facility Fee shall be calculated for each day and shall be payable quarterly in arrears on the first (1st) day of each fiscal quarter for the immediately preceding fiscal quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in §2.4, with a final payment on the Maturity Date. The Facility Fee shall be determined by reference to the Credit Rating Level in effect from time to time; provided, however, that no change in the Facility Fee rate resulting from a change in the Credit Rating Level shall be effective until three (3) Business Days after the date on which the Agent receives written notice of a change.”

(e) By deleting in its entirety §2.5(a) of the Credit Agreement, and inserting in lieu thereof the following:

“(a) Subject to the terms and conditions set forth in this Agreement, Swing Loan Lender agrees to lend to the Borrower (the “Swing Loans”), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is five (5) Business Days prior to the Maturity Date upon notice by the Borrower to the Swing Loan Lender given in accordance with this §2.5, such sums as are requested by the Borrower for the purposes set forth in §2.9 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that in all events (i) no Default or Event of Default shall have occurred and be continuing; (ii) the outstanding principal amount of the Revolving Credit Loans and Swing Loans (after giving effect to all amounts requested) plus Letter of Credit Liabilities shall not at any time exceed the Total Commitment; and (iii) the outstanding principal amount of the Revolving Credit Loans and Swing Loans (after giving effect to all amounts requested), plus Letter of Credit Liabilities shall not at any time exceed the lesser of (A) the Total Commitment or (B) the Borrowing Base Availability (giving effect to the amount of all Outstanding Revolving Credit Loans, Swing Loans and Letter of Credit Liabilities). Notwithstanding anything to the contrary contained in this §2.5, the Swing Loan Lender shall not be obligated to make any Swing Loan at a time when any other Lender is a Defaulting Lender, unless the Swing Loan Lender is reasonably satisfied that the participation therein will otherwise be fully allocated to the Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall not participate therein, except to the extent the Swing Loan Lender has entered into arrangements with the Borrower or such Defaulting Lender that are satisfactory to the Swing Loan Lender in its good faith determination to eliminate the Swing Loan Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. Swing Loans shall constitute “Revolving Credit Loans” for all purposes hereunder. The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in §10 and §11 have been satisfied on the date of such funding. The Swing Loan Lender may assume that the conditions in §10 and §11 have been satisfied unless Swing Loan Lender has received written notice from a Lender that such conditions have not been satisfied. Each Swing Loan shall be due and payable within five (5) Business Days of the date such Swing Loan was provided and Borrower hereby agree (to the extent not repaid as contemplated by §2.5(d) below) to repay each Swing Loan on or before the date that is five (5) Business Days from the date such Swing Loan was provided.”

(f) By deleting the words and numbers “five (5)” appearing in the next to last line of §2.7, and inserting in lieu thereof the words and numbers “eight (8)”;

(g) By deleting in its entirety §2.10(a) of the Credit Agreement, and inserting in lieu thereof the following:

“(a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is ninety (90) days prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit as the Borrower may request upon the delivery of a written request in the form of Exhibit E hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Letter of Credit Liabilities shall not exceed Thirty-Five Million Dollars ($35,000,000.00), (iii) in no event shall the sum of (A) the Revolving Credit Loans Outstanding, (B) the Swing Loans Outstanding and (C) the amount of Letter of Credit Liabilities (after giving effect to all Letters of Credit requested) exceed the Total Commitment, (iv) in no event shall the aggregate outstanding principal amount of the Revolving Credit Loans, outstanding principal amount of Swing Loans and aggregate Letters of Credit Liabilities (after giving effect to any requested Letters of Credit) exceed the lesser of (A) the Total Commitment or (B) the Borrowing Base Availability (giving effect to the amount of all Outstanding Revolving Credit Loans, Outstanding Swing Loans and aggregate Letter of Credit Liabilities), or cause a violation of the covenant set forth in §9.1, (v) the conditions set forth in §§10 and 11 shall have been satisfied, and (vi) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. Notwithstanding anything to the contrary contained in this §2.10, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Letter of Credit at a time when any other Lender is a Defaulting Lender, unless the Issuing Lender is reasonably satisfied that the participation therein will otherwise be fully allocated to the Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. The Issuing Lender may assume that the conditions in §10 and §11 have been satisfied unless it receives written notice from a Lender that such conditions have not been satisfied. Each Letter of Credit Request shall be executed by an Authorized Officer of Borrower. The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of Borrower. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrower assumes all risks with respect to the use of the Letters of Credit. Unless the Issuing Lender and the Required Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one year after the date of issuance thereof, subject to extension pursuant to an “evergreen” clause acceptable to Agent and Issuing Lender (but in any event the term shall not extend beyond the Maturity Date). The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Commitment as a Revolving Credit Loan.”

(h) By deleting in its entirety §2.10(e) of the Credit Agreement, and inserting in lieu thereof the following:

“(e) Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fronting fee calculated at the rate per annum equal to one-eighth of one percent (0.125%), and (ii) for the accounts of the Lenders that are Non-Defaulting Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin for LIBOR Rate Loans on the amount available to be drawn under such Letter of Credit. Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Commitments shall terminate and on the expiration or return of any Letter of Credit. In addition, the Borrower shall pay to Issuing Lender for its own account within five (5) days of demand of Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by Issuing Lender.”

(i) By deleting in its entirety the first sentence of §2.11(a) of the Credit Agreement, and inserting in lieu thereof the following:

“Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.11, the Borrower shall have the option (but subject to Agent’s prior written consent in each instance, which consent shall not be unreasonably withheld) at any time and from time to time before the date which is ninety (90) days prior to the Maturity Date to request an increase in the Total Commitment to not more than $400,000,000.00 by giving written notice to the Agent (an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $5,000,000.00.”

(j) By deleting the date “May 6, 2014” appearing in the second (2nd) line of §2.12 of the Credit Agreement, and inserting in lieu thereof the date “March 21, 2017”;

(k) By deleting the words and numbers “fifty (50) basis points” appearing in the third (3rd) line of §2.12(b) of the Credit Agreement, and inserting in lieu thereof the words and numbers “twenty five (25) basis points”:

(l) By inserting the following as new §2.13 to the Credit Agreement:

“§2.13 Defaulting Lenders.

(a) If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Revolving Credit Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders or all of the Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have hereunder or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document in accordance with §2.13(d) and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Revolving Credit Loans and/or Commitment shall be applied as set forth in §2.13(d).

(b) Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire its pro rata share of such Defaulting Lender’s Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such fifth (5th) Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then the Borrower (so long as no Default or Event of Default exists) or the Required Lenders may, by giving written notice thereof to the Agent, the Borrower, such Defaulting Lender and the other Lenders, demand (but shall have no obligation to so demand) that such Defaulting Lender assign its Commitment to an assignee subject to and in accordance with the provisions of §18.1 for the purchase price provided for below and upon any such demand such Defaulting Lender shall comply with such demand and shall consummate such assignment (subject to and in accordance with the provisions of §18.1). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an assignee. Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in §18.1 have been satisfied, the Defaulting Lender’s interest in its Commitments, Revolving Credit Loans and rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase and assignment, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Revolving Credit Loans outstanding and owed by the Borrower to the Defaulting Lender plus any accrued but unpaid interest thereon and any accrued but unpaid fees incurred prior to such Lender becoming a Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to §2.13(d).

(c) During any period in which there is a Defaulting Lender, all or any part of such Defaulting Lender’s obligation to acquire, refinance or fund participations in Letters of Credit pursuant to §2.10(g) or Swing Loans pursuant to §2.5(e) shall be reallocated among the Lenders that are Non-Defaulting Lenders in accordance with their respective Commitment Percentages (computed without giving effect to the Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, (ii) the conditions set forth in §10 and §11 are satisfied at the time of such reallocation (and, unless the Borrower shall have notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at the time), (iii) the representations and warranties in the Loan Documents shall be true and correct in all material respects on and as of the date of such reallocation with the same effect as though made on and as of such date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and (iv) the aggregate obligation of each Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Loans shall not exceed the positive difference, if any, of (A) the Commitment of that Non-Defaulting Lender minus (B) the sum of (1) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender plus (2) such Lender’s pro rata portion in accordance with its Commitment Percentage of outstanding Letter of Credit Liabilities and participations in Swing Loans. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(d) Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent (other than with respect to Letter of Credit Liabilities) hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender (with respect to Letter of Credit Liabilities) and/or the Swing Loan Lender hereunder; third, if so determined by the Agent or requested by the Issuing Lender or the Swing Loan Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Credit Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Revolving Credit Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; sixth, to the payment of any amounts owing to the Agent or the Lenders (including the Issuing Lender and the Swing Loan Lender) as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender (including the Issuing Lender and the Swing Loan Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Credit Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Credit Loans or funded participations in Letters of Credit or Swing Loans were made at a time when the conditions set forth in §10 and §11, to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans of, and funded participations in Letters of Credit or Swing Loans owed to, all Non-Defaulting Lenders on a pro rata basis until such time as all Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Loans are held by the Lenders pro rata in accordance with their Commitment Percentages without regard to §2.13(c), prior to being applied to the payment of any Revolving Credit Loans of, or funded participations in Letters of Credit or Swing Loans owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this §2.13(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto, and to the extent allocated to the repayment of principal of the Revolving Credit Loan, shall not be considered outstanding principal under this Agreement.

(e) Within five (5) Business Days of demand by the Issuing Lender or Swing Loan Lender from time to time, the Borrower shall deliver to the Agent for the benefit of the Issuing Lender and the Swing Loan Lender cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender and Swing Loan Lender (after giving effect to §2.5(a), §2.10(a) and §2.13(c)) on terms reasonably satisfactory to the Issuing Lender and/or Swing Loan Lender in its good faith determination (and such cash collateral shall be in Dollars). Any such cash collateral shall be deposited in the Collateral Account as collateral (solely for the benefit of the Issuing Lender and/or the Swing Loan Lender) for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of outstanding Letter of Credit Liabilities and Swing Loans. Moneys in the Collateral Account deposited pursuant to this section shall be applied by the Agent to reimburse the Issuing Lender and/or the Swing Loan Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of any funding obligation with respect to a Letter of Credit or Swing Loan which has not otherwise been reimbursed by the Borrower or such Defaulting Lender. Any amounts deposited in the Collateral Account (or any portion thereof) shall be refunded to the Borrower promptly upon any of the following (as applicable) (i) the applicable Letter of Credit in connection with which it was provided being terminated or cancelled (without any drawing thereon), (ii) all Fronting Exposure with respect to the Issuing Lender and Swing Loan Lender has been eliminated or (iii) as provided in §§12.1 and 12.6(d) and (f).

(f) (i) Each Lender that is a Defaulting Lender shall not be entitled to receive any Unused Fee or Facility Fee pursuant to §2.3 for any period during which that Lender is a Defaulting Lender.

(ii) Each Lender that is a Defaulting Lender shall not be entitled to receive Letter of Credit fees pursuant to §2.10(e) for any period during which that Revolving Credit Lender is a Defaulting Lender.

(iii) With respect to any Unused Fee, Facility Fee or Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that is a Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to §2.13(c), (y) pay to the Issuing Lender and Swing Loan Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swing Loan Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay any remaining amount of any such fee.

(g) If the Borrower (so long as no Default or Event of Default exists) and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments (without giving effect to §2.13(c)), whereupon such Lender will cease to be a Defaulting Lender and any applicable cash collateral provided by the Borrower shall be promptly refunded to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender (including any application of such payments pursuant to §2.13(d)); and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.”

(m) By deleting the word and number “five (5)” appearing in the twelfth (12th) line of §4.1(a) of the Credit Agreement, and inserting in lieu thereof the word and number “eight (8)”;

(n) By deleting the date “May 6, 2010” appearing in §4.2 of the Credit Agreement, and inserting in lieu thereof the date “January 26, 2012”;

(o) By deleting in its entirety §4.4(b) of the Credit Agreement, and inserting in lieu thereof the following:

“(b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (other than (i) income or franchise taxes imposed on any Lender and (ii) U.S. federal taxes imposed by reason of a Lender’s failure to comply with the requirements of FATCA to establish that such payment is exempt from withholding tax thereunder), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation (other than income or franchise taxes imposed on any Lender) is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders (including the Swing Loan Lender) or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under any other Loan Document.”

(p) By inserting the following at the end of §4.4(c) of the Credit Agreement as part of §4.4(c):

“Without limitation of the foregoing, if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Sections 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments to FATCA after the date of this Agreement.”

(q) By deleting in its entirety §4.10 of the Credit Agreement, and inserting in lieu thereof the following:

“§4.10 Capital Adequacy. If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy or liquidity position) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender. For purposes of §4.9 and §4.10, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the date hereof regardless of when adopted, enacted or issued.”

(r) By deleting the words and numbers “five percent (5.0%)” appearing in the fourth (4th) line of §4.12 of the Credit Agreement, and inserting in lieu thereof the words and numbers “four percent (4.0%)”.

(s) By deleting in its entirety §4.15 of the Credit Agreement, and inserting in lieu thereof the following:

“§4.15 Certain Provisions Relating to Increased Costs. If a Lender gives notice of the existence of the circumstances set forth in §4.7 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.4(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.9 or §4.10, then, upon request of Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender has given notice of the existence of the circumstances set forth in §4.7 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.4(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.9 or §4.10 and following the request of Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”), then, within thirty (30) days after such notice or request for payment or compensation, as applicable, Borrower shall have the one-time right as to such Affected Lender to be exercised by delivery of written notice delivered to the Agent and the Affected Lender within thirty (30) days of receipt of such notice, to elect to cause the Affected Lender to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender’s Commitment, then the Agent, in consultation with the Borrower, shall endeavor to obtain a new Lender to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Affected Lender, the Affected Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Lender, including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.”

(t) By inserting the following as new §5.2(c) and (d) of the Credit Agreement:

“(c) Notwithstanding the terms of §5.2(a), from and after any date that Agent first receives written notice from REIT or Borrower that Borrower has first obtained an Investment Grade Rating, then (i) subject to the terms of this §5.2(c), Material Subsidiaries (including, without limitation, any Subsidiary Guarantor that is a direct or indirect owner of an Unencumbered Property) shall no longer be required to be Guarantors under the Credit Agreement, and (ii) Agent shall promptly release the Material Subsidiaries from the Guaranty; provided however that notwithstanding the foregoing, (A) Agent shall not be obligated to release any Material Subsidiary from the Guaranty in the event that a Default or Event of Default shall have occurred and be continuing, and (B) no Material Subsidiary shall be released in the event that such Material Subsidiary constitutes a Material Subsidiary within the meaning of clause (b) of the definition thereof. In the event that at any time after Borrower has an Investment Grade Rating, Borrower shall no longer have an Investment Grade Rating, Borrower and REIT shall within thirty (30) days (or such later date as agreed to by Agent) after such occurrence cause all Material Subsidiaries to execute the Guaranty in the form of the original Guaranty and cause such Material Subsidiaries, REIT and Borrower to execute a Contribution Agreement in the form of the original Contribution Agreement, in each case with such conforming changes (i.e., references to dates of documents and parties) as Agent may reasonably require and shall further cause to be satisfied within such thirty (30) day period (or such longer period as agreed to by Agent) all of the provisions of §5.2(a) that would be applicable to the addition of a new Guarantor. In no event shall the provisions of this §5.2(c) entitle REIT to be released from the Guaranty. If at any time during which the Borrower has an Investment Grade Rating the provisions of clause (b) of the definition of Material Subsidiary shall be applicable to a Subsidiary of Borrower, the Borrower shall be required to cause such Subsidiary to become a Guarantor by executing a Guaranty in the form of the original Guaranty and cause such Material Subsidiaries, REIT and Borrower to execute a Contribution Agreement in the form of the original Contribution Agreement, in each case with such conforming changes (i.e., references to dates of documents and parties) as Agent may reasonably require and comply with the provisions of §5.2(a) as a condition to such Subsidiary’s becoming a guarantor or other obligor with respect to such other Unsecured Debt regardless of whether Borrower has obtained an Investment Grade Rating.

(d) Notwithstanding anything to the contrary contained herein, in the event that the entities described in clause (a) of the definition of Material Subsidiary are not required to be a Subsidiary Guarantor pursuant to §5.2(c), then the Unencumbered Properties owned by such Persons shall still be considered Unencumbered Properties for the purposes of this Agreement (and considered in the calculation of Unencumbered Asset Value and Unencumbered Property Debt Yield) provided that the representations and warranties described below in this §5.2(d) with respect to such Persons continue to be true and correct in all material respects, and the Borrower and such Persons continue to comply with the provisions and covenants (or such provisions and covenants shall be applicable to such Persons and shall be complied with, as applicable) described below in this §5.2(d), in each case, as and to the same extent as if such Persons were Subsidiary Guarantors:

clause (d) of the definition of Change of Control; clause (b) of the definition of Material Adverse Effect; definition of Non-Recourse Indebtedness; definition of Rent Roll; definition of Unencumbered Asset Value; §2.7; §2.10(b); §6.1(b); §6.16; §6.19; §6.20(a), (b), (c), (e) and (f); last sentence of §6.21; §6.23; §6.26; §6.27; §6.28; §6.31; §7.4(l); §7.5(e); last sentence of §7.6(a); §7.6(b); §7.17 (for the purposes of §7.17, each entity that is a Material Subsidiary pursuant to clause (a) of the definition of Material Subsidiary shall be required to make Distributions the same as other Subsidiaries who are not Subsidiary Guarantors); §7.22; last paragraph of §8.1; §8.2(iii); §8.4(v); §8.6; §8.14; and §27.”

(u) By deleting the words “each calendar quarter” appearing in the second (2nd) line of §7.4(b) of the Credit Agreement, and inserting in lieu thereof the words “each of the first three (3) calendar quarters”;

(v) By deleting in its entirety §8.1(f) of the Credit Agreement, and inserting the following in lieu thereof:

“(f) subject to the provisions of §9, (i) Secured Debt of the Borrower and its Subsidiaries that is Recourse Indebtedness, provided that the aggregate amount of such Indebtedness shall not exceed fifteen percent (15%) of Gross Asset Value, and (ii) Secured Debt of the Borrower and its Subsidiaries, provided that the aggregate amount of such Indebtedness shall not exceed forty percent (40%) of Gross Asset Value. Notwithstanding the terms of this §8.1(f), Borrower may exceed such thresholds solely in connection with the refinancing of the indebtedness of Fox Properties LLC to the lenders under the Fox Credit Agreement secured by the Fox Property to the extent the amount refinanced causes Borrower to exceed such limit solely as a result of Borrower including in such financing all accrued and unpaid interest, premium and fees due and payable under the Fox Credit Agreement and reasonable closing fees and costs;”

(w) By deleting in its entirety §8.9 of the Credit Agreement and inserting in lieu thereof “§8.9 Intentionally Omitted”.

(x) By deleting in its entirety §9.4 of the Credit Agreement, and inserting in lieu thereof the following:

“§9.4 Minimum Consolidated Tangible Net Worth. The Borrower will not at any time permit Borrower’s Consolidated Tangible Net Worth to be less than the sum of (i) $1,300,000,000.00, plus (ii) eighty percent (80%) of the sum of (A) any additional Net Offering Proceeds after the Second Amendment Date, plus (B) the value of interests in Borrower or interests in REIT issued upon the contribution of assets to Borrower or its Subsidiaries after the Second Amendment Date (with such value determined at the time of contribution).”

(y) By deleting the sentence in the last paragraph of §12.1 of the Credit Agreement which begins with the words “In the alternative”, and inserting in lieu thereof the following:

“In the alternative, if demanded by Agent in its absolute and sole discretion after the occurrence of an Event of Default, Borrower will deposit in the Collateral Account and pledge to Agent cash in an amount equal to the amount of all undrawn Letters of Credit.”

(z) By inserting the following as new §12.6 of the Credit Agreement:

“§12.6 Collateral Account.

(a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, Swing Loans and the other Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account. The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities or Swing Loans until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this section and as otherwise provided in this Agreement.

(b) If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If a Swing Loan is not refinanced as a Base Rate Loan as provided in §2.5 above, then the Agent is authorized to use monies deposited in the Collateral Account to make payment to the Swing Loan Lender with respect to any participation not funded by a Defaulting Lender.

(c) If an Event of Default exists, the Required Lenders may, in their discretion, at any time and from time to time, instruct the Agent to apply the funds in the Collateral Account to the Obligations in accordance with §12.5.

(d) So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Collateral Account pursuant to §2.13(e) exceed the pro rata share of any Letter of Credit Obligations and participations in Swing Loans of any Defaulting Lender after giving effect to §2.13(c), the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within five (5) Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such excess balances in the Collateral Account at such time from deposits pursuant to §2.13(e).

(e) The Borrower shall pay to the Agent from time to time such reasonable fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account. The Borrower authorizes Agent to file such financing statements as Agent may reasonably require in order to perfect Agent’s security interest in the Collateral Account, and Borrower shall promptly upon demand execute and deliver to Agent such other documents as Agent may reasonably request to evidence its security interest in the Collateral Account.

(f) Upon indefeasible payment in full of all Obligations (other than indemnification obligations which by their terms expressly survive payment of the Obligations and termination of this Agreement or any of the other Loan Documents unless a claim is pending with respect thereto) and the termination of the obligations of the Lenders and the Issuing Lenders to extend credit hereunder and under the other Loan Documents and the cancelation or expiration of all Letters of Credit, all funds held in the Collateral Account shall be promptly returned to the Borrower and the security interest granted to Agent pursuant to §12.6(a) shall automatically be released without any further action by any further party. Agent will, at Borrower’s expense, promptly execute and deliver to Borrower such documents as Borrower may reasonably request to evidence the release of such security interest.”

(aa) By inserting the following at the end of §13 of the Credit Agreement as a part of §13:

“In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.”

(bb) By inserting the following of the end of §14.5(a) of the Credit Agreement as part of §14.5(a):

“Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with §2.13(d).”

(cc) By deleting in its entirety §14.5(c) of the Credit Agreement;

(dd) By deleting in its entirety §18.1 of the Credit Agreement, and inserting in lieu thereof the following:

“§18.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent, the Issuing Lender and, so long as no Default or Event of Default exists hereunder, Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Lender, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to its Commitment, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit H annexed hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, Borrower, any Guarantor or REIT, or to a Defaulting Lender or an Affiliate of a Defaulting Lender, (e) such assignee shall have a net worth as of the date of such assignment of not less than $100,000,000.00 (unless otherwise approved by Agent and, so long as no Default or Event of Default exists hereunder, Borrower), (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, Borrower, and (g) such assignee shall be subject to the terms of any intercreditor agreement among the Lenders and the Agent. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower, any Guarantor and REIT and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender. In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Revolving Credit Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Credit Loans and participations in Letters of Credit and Swing Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.”

(ee) By deleting in its entirety clause (f) of §18.4 of the Credit Agreement, and inserting in lieu thereof the following:

“(f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower, any Guarantor or REIT and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender;”

(ff) By inserting the following at the end of §27 of the Credit Agreement, as part of §27.

“Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender).”

(gg) By deleting in its entirety the Appendix to the Compliance Certificate included in Exhibit G to the Credit Agreement, and inserting in lieu thereof the Appendix to Compliance Certificate attached to this Amendment.

(hh) By inserting the words “and is not a Defaulting Lender or an Affiliate of a Defaulting Lender,” at the end of clause (f) of Paragraph 4 of the Assignment and Acceptance Agreement attached to the Credit Agreement as Exhibit H;

(ii) By deleting in its entirety Schedule 1.1 of the Credit Agreement and inserting in lieu thereof Schedule 1.1 attached to this Amendment.

3. Amendment to Guaranty. Guarantors, the Lenders and the Agent do hereby modify and amend the Guaranty by deleting in its entirety Recital A appearing on page 1 of the Guaranty, and inserting in lieu thereof the following:

“A. On or about the date hereof, DuPont Fabros Technology, L.P., a Maryland limited partnership (“Borrower”), Agent and the Lenders entered into that certain Credit Agreement (as amended, the “Credit Agreement”) whereby the Lenders agreed to make a revolving credit loan (the “Loan”) available to Borrower in the maximum aggregate amount at any time outstanding not to exceed the sum of $225,000,000.00, increasable to Four Hundred Million and no/100 Dollars ($400,000,000.00). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.”

4. Commitments.

(a) Borrower and Guarantors hereby acknowledge and agree that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the amount of each Lender’s Commitment shall be the amount set forth on Schedule 1.1 attached hereto. In connection with the Increase, each of Barclays Bank PLC, RBS Citizens, N.A. and Stifel Bank & Trust (each individually a “New Lender” and collectively, the “New Lenders”) shall be issued a Revolving Credit Note in the principal face amount of its Commitment, which will be a “Revolving Credit Note” under the Credit Agreement, and each New Lender shall be a Lender under the Credit Agreement.

(b) Borrower and Guarantors hereby acknowledge and agree that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the Swing Loan Commitment shall be increased from $25,000,000.00 to $35,000,000.00. In connection with the increase of the Swing Loan Commitment, KeyBank shall be issued a replacement Swing Loan Note in the principal face amount of $35,000,000.00 (the “Replacement Swing Loan Note”), and upon acceptance of the Replacement Swing Loan Note by KeyBank it will be the “Swing Loan Note” under the Credit Agreement. KeyBank will promptly return to Borrower the existing Swing Loan Note in the principal face amount of $25,000,000.00 marked “Replaced”.

(c) By its signature below, each New Lender, subject to the terms and conditions hereof, hereby agrees to perform all obligations with respect to its respective Commitment as if such New Lender were an original Lender under and signatory to the Credit Agreement having a Commitment, as set forth above, equal to its respective Commitment, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to its Commitment as required under §2.1 of the Credit Agreement, the obligation to pay amounts due in respect of Swing Loans as set forth in §2.5 of the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under §2.10 of the Credit Agreement, and in any case the obligation to indemnify the Agent as provided therein. Each New Lender makes and confirms to the Agent and the other Lenders all of the representations, warranties and covenants of a Lender under Section 14 of the Credit Agreement. Further, each New Lender acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. Except as expressly provided in the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide any New Lender with any credit or other information with respect to the Borrower or Guarantors or to notify any New Lender of any Default or Event of Default. No New Lender has relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder. Each New Lender (i) represents and warrants as to itself that it is legally authorized to, and has full power and authority to, enter into this agreement and perform its obligations under this agreement; (2) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement; (3) agrees that it has and will, independently and without reliance upon any Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Revolving Credit Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (4) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (5) agrees that, by this agreement, it has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Each New Lender acknowledges and confirms that its address for notices and Lending Office for Revolving Credit Loans are as set forth on the signature pages hereto.

5. References to Credit Agreement and Guaranty. All references in the Loan Documents to the Credit Agreement or Guaranty shall be deemed a reference to the Credit Agreement or Guaranty, as the case may be, as modified and amended herein.

6. Acknowledgment of Borrower and Guarantors. Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against Borrower and Guarantors in accordance with their respective terms, and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.

7. Representations and Warranties. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:

(a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or Guarantors is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrower or Guarantors, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of the Borrower or Guarantors or any of their respective properties or to which any of the Borrower or Guarantors is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any of the Borrower or Guarantors.

(b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and any disclosure filings with the SEC as may be required with respect to this Amendment.

(d) Reaffirmation. Borrower and Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower and Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

8. No Default. By execution hereof, the Borrower and Guarantors certify that as of the date of this Amendment and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

9. Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

10. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Guarantors hereby consent to the terms of this Amendment. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.

11. Effective Date. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance reasonably satisfactory to the Agent:

(a) A counterpart of this Amendment duly executed by the Borrower, Guarantors, all of the Lenders and Agent;

(b) An opinion of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request;

(c) A Revolving Credit Note duly executed by the Borrower in favor of each Lender increasing its respective Credit Commitment pursuant to this Amendment and each New Lender in the amount set forth next to such Lender’s name on Schedule 1.1 attached hereto;

(d) Evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment; and

(e) Such other certificates, documents, instruments and agreements as the Agent may reasonably request.

The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment in accordance with Section 15 of the Credit Agreement. All interest and fees accrued prior to the date of this Amendment under provisions of the Credit Agreement modified by this Amendment shall remain payable at the due dates set forth in the Credit Agreement.

12. Amendment as Loan Document. This Amendment shall constitute a Loan Document.

13. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

14. MISCELLANEOUS. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its sole General Partner

	By:	/s/ Mark L. Wetzel
	Name:	Mark L. Wetzel
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

REIT:

DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, as Guarantor

By:	/s/ Mark L. Wetzel
Name:	Mark L. Wetzel
Title:	Executive Vice President, Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS:

GRIZZLY EQUITY LLC,
a Delaware limited liability company,

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

	By:	/s/ Mark L. Wetzel
	Name:	Mark L. Wetzel
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

GRIZZLY VENTURES LLC,
a Delaware limited liability company,

By:	Grizzly Equity LLC,
a Delaware limited liability company,
its Managing Member

	By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

		By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

			By:	/s/ Mark L. Wetzel
			Name:	Mark L. Wetzel
			Title:	Executive Vice President, Chief Financial Officer and Treasurer

LEMUR PROPERTIES LLC,
a Delaware limited liability company

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Mark L. Wetzel
		Name:	Mark L. Wetzel
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

PORPOISE VENTURES LLC,
a Delaware limited liability company

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Mark L. Wetzel
		Name:	Mark L. Wetzel
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

QUILL EQUITY LLC,
a Delaware limited liability company

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Mark L. Wetzel
		Name:	Mark L. Wetzel
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

RHINO EQUITY LLC,
a Delaware limited liability company

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Mark L. Wetzel
		Name:	Mark L. Wetzel
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

TARANTULA INTERESTS LLC,
a Delaware limited liability company

By:	DuPont Fabros Technology L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Mark L. Wetzel
		Name:	Mark L. Wetzel
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

TARANTULA VENTURES LLC,
a Delaware limited liability company

By:	Tarantula Interests, LLC,
a Delaware limited liability company,
its Managing Member

	By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

		By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

			By:	/s/ Mark L. Wetzel
			Name:	Mark L. Wetzel
			Title:	Executive Vice President, Chief Financial Officer and Treasurer

WHALE HOLDINGS LLC,
a Delaware limited liability company,

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Mark L. Wetzel
		Name:	Mark L. Wetzel
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

WHALE INTERESTS LLC,
a Delaware limited liability company,

By:	Whale Holdings LLC,
a Delaware limited liability company,
its Managing Member

	By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

		By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

			By:	/s/ Mark L. Wetzel
			Name:	Mark L. Wetzel
			Title:	Executive Vice President, Chief Financial Officer and Treasurer

WHALE VENTURES LLC,
a Delaware limited liability company

By:	Whale Interests LLC,
a Delaware limited liability company,
its Managing Member

	By:	Whale Holdings LLC,
a Delaware limited liability company,
its Managing Member

		By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

			By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

				By:	/s/ Mark L. Wetzel
				Name:	Mark L. Wetzel
				Title:	Executive Vice President, Chief Financial Officer and Treasurer

YAK MANAGEMENT LLC,
a Delaware limited liability company,

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Mark L. Wetzel
		Name:	Mark L. Wetzel
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

YAK INTERESTS LLC,
a Delaware limited liability company,

By:	Yak Management LLC,
a Delaware limited liability company,
its Managing Member

	By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

		By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

			By:	/s/ Mark L. Wetzel
			Name:	Mark L. Wetzel
			Title:	Executive Vice President, Chief Financial Officer and Treasurer

XERES MANAGEMENT LLC,
a Delaware limited liability company,

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Mark L. Wetzel
		Name:	Mark L. Wetzel
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

XERES INTERESTS LLC,
a Delaware limited liability company,

By:	Xeres Management LLC,
a Delaware limited liability company,
its Managing Member

	By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

		By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

			By:	/s/ Mark L. Wetzel
			Name:	Mark L. Wetzel
			Title:	Executive Vice President, Chief Financial Officer and Treasurer

FOX PROPERTIES LLC,
a Delaware limited liability company

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

	By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Mark L. Wetzel
		Name:	Mark L. Wetzel
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

LENDERS:

KEYBANK NATIONAL ASSOCIATION individually and as Agent

By:	Eric Hafertepen
Name:	/s/ Eric Hafertepen
Title:	Vice President

RAYMOND JAMES BANK, N.A.

By:	Alexander Rody
Name:	/s/ Alexander Rody
Title:	Senior Vice President

ROYAL BANK OF CANADA

By:	/s/ Dan LaPage
Name:	/s/ Dan LaPage
Title:	Authorized Signatory

BANK OF AMERICA, N.A.

By:	/s/ Michael W. Edwards
Name:	Michael W. Edwards
Title:	Senior Vice President

JEFFERIES GROUP INC.

By:	John Stacconi
Name:	/s/ John Stacconi
Title:	Global Treasurer

BARCLAYS BANK PLC

By:	Ronnie Glenn
Name:	/s/ Ronnie Glenn
Title:	Vice President

Address for Notices:

Barclays Bank PLC
745 7th Avenue, 26th Floor New York, New York 10019
Attn: Ronnie Glenn

RBS CITIZENS, N.A.

By:	Samuel A. Bluso
Name:	/s/ Samuel A. Bluso
Title:	Senior Vice President

Address for Notices:

RBS Citizens, N.A. 1215 Superior Avenue, 6th Floor
Cleveland, Ohio 44114
Attn: Samuel A. Bluso

STIFEL BANK & TRUST

By:	John H. Phillips
Name:	/s/ John H. Phillips
Title:	Executive Vice President

Address for Notices:

Stifel Bank & Trust 955 Executive Parkway, Suite 216
St. Louis, Missouri 63141
Attention: John H. Phillips

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage
KeyBank National Association 127 Public Square Cleveland, Ohio 44114-1306 Attention: John C. Scott Telephone: (216) 689-5986 Facsimile: (216) 689-4997	$50,000,000.00	22.2222%

LIBOR Lending Office Same as Above

Raymond James Bank, N.A. 710 Carillon Parkway St. Petersburg, Florida 33716 Attention: Thomas G. Scott Telephone: (727) 567-4196 Facsimile: (866) 205-1396	$35,000,000.00	15.5555%

LIBOR Lending Office Same as Above

RBS Citizens, N.A. 1215 Superior Avenue, 6th Floor Cleveland, Ohio 44114 Attention: Samuel A. Bluso	$35,000,000.00	15.5555%

LIBOR Lending Office Same as Above

Royal Bank of Canada Three World Financial Center 200 Vesey Street, 12th Floor New York, New York 10281-8098 Attention: Dan LePage Telephone: (212) 428-6605 Facsimile: (212) 428-6459	$35,000,000.00	15.5555%

LIBOR Lending Office Same as Above

Schedule 1.1 – Page 1

Name and Address	Commitment	Commitment Percentage
Barclays Bank PLC Barclays Capital 745 7th Avenue, 26th Floor New York, New York 10019 Attention: Ronnie Glenn	$30,000,000.00	13.3333%

LIBOR Lending Office Same as Above

Jefferies Group, Inc. c/o Jefferies & Company, Inc., Harborside Financial Center Plaza 3, Suite 705 Jersey City, New Jersey 07311 Attention: Mark Sahler Telephone: (201) 761-7623 Facsimile: (201) 761-4023	$20,000,000.00	8.8888%

LIBOR Lending Office Same as Above

Bank of America, N.A. 231 S. LaSalle Street, 10th Floor Chicago, Illinois 60604 Attention: Zena Diggs Telephone: (312) 828-9041 Facsimile: (312) 537-6740	$10,000,000.00	4.4444%

LIBOR Lending Office Same as Above

Stifel Bank & Trust 955 Executive Parkway, Suite 216 St. Louis, Missouri 63141 Attention: Danna Vendetti	$10,000,000.00	4.4444%

LIBOR Lending Office Same as Above

* TOTAL	$225,000,000.00	100%

*	Percentage may not add up to 100% due to rounding

Schedule 1.1 – Page 2

[APPENDIX TO COMPLIANCE CERTIFICATE]

DuPont Fabros Technology, LP
Line of Credit Covenants

December 31, 2011

§ 9.1(a) Unencumbered Assets Tests

Unsecured Debt
Line of Credit
Unsecured Notes

Total Unsecured Debt				$—

Unencumbered Asset Value*:

i. Net Operating Income of Unencumbered, Stabilized Assets, capitalized at 9%

	Quarter NOI	Quarter Annualized	Capitalized Value
ACC2		$-9%	$—
ACC3		-9%	—
ACC4		-9%	—
CH1 Phase I		-9%	—
VA3		-9%	—
VA4		-9%	—

Total	$—	$—		$—

ii. Book Value of Development Properties

CH1 Phase II
NJ1 Phase I
SC1 Phase I

Total Book Value of Development Properties				$—

iii. Aggregate of Unrestricted Cash and Cash Equivalents:				$—

iv. Book Value of Land Assets:

ACC7
ACC8

NJ1 Phase II

SC1 Phase II
SC2 Phase I/II

Total Book Value of Land Assets				$—

Unencumbered Asset Value, sum of (i) through (iv)				$—

Consolidated Total Unsecured Debt to Unencumbered Asset Value

§ 9.1(a) Consolidated Total Unsecured Debt to Unencumbered Asset Value not to exceed 60%

*	None of the Unencumbered Properties included in Unencumbered Asset Value are subject to environmental conditions (as described in Section 8.6 of the Credit Agreement) or casualty and condemnation (as described in Section 7.22 of the Credit Agreement).

DuPont Fabros Technology, LP

Line of Credit Covenants

December 31, 2011

§ 9.1(b) Unencumbered Property Debt Yield not less than 12.5%

Consolidated Total Adjusted Unsecured Debt

Line of Credit

Unsecured Notes
Unrestricted Cash and Cash Equivalents

Consolidated Total Adjusted Unsecured Debt			$—

Net Operating Income from Unencumbered Properties, annualized

i. Net Operating Income of all Unencumbered Properties
	Quarter NOI	Quarter Annualized
ACC2		$—
ACC3		—
ACC4		—
CH1		—
VA3		—
VA4		—
NJ1		—

SC1/2		—

ACC7		—
ACC8		—

Total	$—		$—

Net Operating Income, annualized, to Consolidated Total Adjusted Unsecured Debt

§ 9.1(b) Unencumbered Property Debt Yield not less than 12.5%

DuPont Fabros Technology, LP

Line of Credit Covenants

December 31, 2011

§ 9.2 Consolidated Total Indebtedness to Gross Asset Value

Consolidated Total Indebtedness

Line of Credit

Unsecured Notes
ACC5 Loan

Consolidated Total Indebtedness				$—

Gross Asset Value:

i. Net Operating Income of Stabilized Assets, capitalized at 9%
	Quarter NOI	Quarter Annualized	Capitalized Value
ACC2		$-9%	$—
ACC3		-9%	—
ACC4		-9%	—
ACC5		-9%	—
CH1 Phase I		-9%	—

VA3		-9%	—
VA4		-9%	—

Total	$—	$—		$—

ii. Book Value of Development Properties

ACC6 Phase I
CH1 Phase II

NJ1 Phase I
SC1 Phase I

Total Book Value of Development Properties				$—

iii. Aggregate of Unrestricted Cash and Cash Equivalents:				$—

iv. Book Value of Land Assets:
ACC6 Phase II
ACC7
ACC8
NJ1 Phase II

SC1 Phase II
SC2 Phase I/II

Total Book Value of Land Assets				$—

v. Mortgage Notes at lesser of GAAP book value and principal balance				$—

Gross Asset Value, sum of (i) through (v)	$—

Consolidated Total Indebtedness to Gross Asset Value

§ 9.2 Consolidated Total Indebtedness to Gross Asset Value not to exceed 60%

DuPont Fabros Technology, LP

Line of Credit Covenants

December 31, 2011

§ 9.3 Consolidated EBITDA to Consolidated Fixed Charges

Consolidated EBITDA:

Operating income
Addback: Depreciation and amortization
Addback: Non-cash stock compensation

Quarterly EBITDA	—

Quarter annualized	$—

Consolidated EBITDA		$—

Consolidated Fixed Charges

a) Consolidated Interest Expense:
Interest expensed
Interest capitalized

Consolidated Interest Expense	—
b) Regular principal repayments
c) Preferred distributions

—

Quarter annualized	$—

Consolidated Fixed Charges		$—

Consolidated EBITDA to Consolidated Fixed Charges

§ 9.3 Consolidated EBITDA to Consolidated Fixed Charges not less than 1.70

DuPont Fabros Technology, LP

Line of Credit Covenants

December 31, 2011

§ 9.4 Minimum Consolidated Tangible Net Worth

Gross Asset Value		$—

Less: Consolidated Total Indebtedness		—

Consolidated Tangible Net Worth		$—

Sum of:
(i) $1,300,000,000.00, plus	$1,300,000,000
(ii) 80% of:
Additional Net Offering Proceeds after the Second
Amendment Date:

$1,300,000,000

§ 9.4 Minimum Consolidated Tangible Net Worth not less than threshold

DuPont Fabros Technology, LP

Line of Credit Covenants

December 31, 2011

§ 9.5 Unhedged Variable Rate Debt

Unhedged Variable Debt:

Line of Credit
ACC5 Term Loan

Secured/Recourse/Unhedged Debt	$—

Gross Asset Value	$—

Unhedged Variable Rate Debt to Gross Asset Value

Unhedged Variable Rate Debt to Gross Asset Value may not exceed 30%

DuPont Fabros Technology, LP

Line of Credit Covenants

December 31, 2011

§8.1(f) Restrictions on Indebtedness

(i) & (ii) Recourse/Secured Indebtedness

ACC5 Term Loan	$—

Recourse/Secured Indebtedness	$—

(i) 15% of Gross Asset Value	$—

Recourse Indebtedness cannot exceed 15% of Gross Asset Value

(ii) 40% of Gross Asset Value	$—

Secured Debt cannot exceed 40% of Gross Asset Value

DuPont Fabros Technology, LP

Line of Credit Covenants

December 31, 2011

§8.3 Permitted Investments

(j) Investment in Land Assets

5% of Gross Asset Value	$—

Land Assets:
ACC7	$—
ACC8	—
SC2 Phase I/II	—

Land Assets	$—

Investments in Land Assets cannot exceed 5% of Gross Asset Value

(k) Investments in International Investments cannot exceed 35% of Gross Asset Value or $1,000,000,000.00	N/A

(l) Investments in non-wholly owned Subsidiaries and Unconsolidated Affiliates cannot exceed 20% of Gross Asset Value	N/A

(m) Investments in Development Properties

Lesser of 35% of Gross Asset Value or $1,000,000,000	$—

Development Properties:
ACC6 Phase I	$—
CH1 Phase II	—
NJ1 Phase I	—
SC1 Phase I	—

Development Properties	$—

Investments in Development Properties cannot exceed 35% of Gross Asset Value or $1,000,000,000.00

(n) Investments in Mortgage Notes cannot exceed 5% of Gross Asset Value	N/A

50% of Gross Asset Value	$—

Aggregate value of investments described in §8.3(j)-(n)	$—

Aggregate value of investments described in §8.3(j)-(n) cannot exceed 50% of Gross Asset Value

DuPont Fabros Technology, LP

Line of Credit Covenants

December 31, 2011

§ 8.7 Distributions

	1Q11	2Q11	3Q11	4Q11	LTM

Net Income					$—
Real estate depreciation and amortization					—
Less: PP&E depreciation					—
Preferred stock dividends					—

FFO	—	—	—	—	—

Straight-line revenue					—
Amortization of lease contracts above and below market value					—
Loss on early extinguishment of debt					—
Compensation paid with Company common shares					—

AFFO	$—	$—	$—	$—	$—

95% of AFFO	$—	$—	$—	$—	$—

Common Dividends Paid					$—
Preferred Dividends Paid					—

Total Dividends Paid	$—	$—	$—	$—	$—

Percentage of Cash Dividends

paid to AFFO.

Distributions shall not exceed

95% of AFFO